As filed with the Securities and Exchange Commission on October 24, 2002.
Registration No. 333-74334

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

To
Form S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Intra-Asia Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	7996	33-0773007
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Michael B. Demetrios
President and Chief Executive Officer
725 South Figueroa Street, Suite 1650	Intra-Asia Entertainment Corporation
Los Angeles, CA 90017-5416	725 South Figueroa Street, Suite 1650
213-622-8558	Los Angeles, CA 90017-5416
213-622-8558
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc L. Brown Arman J. Kuyumjian Troy & Gould Professional Corporation 1801 Century Park East, Suite 1600 Los Angeles, CA 90067 310-553-4441	Mark A. Klein Peter V. Hogan Kirkpatrick & Lockhart LLP 10100 Santa Monica Boulevard, 7th Floor Los Angeles, CA 90067 310-552-5000

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
	Aggregate	Amount of
Title of Each Class of Securities to be Registered	Offering Price(1)	Registration Fee

Common Stock, par value $0.001 per share(2)	$12,420,000	$1,143
Warrants to purchase Common Stock(3)	135	—(4)
Common Stock, par value $0.001 per share(5)	1,782,000	164

Total		$1,307(6)

(1)	Estimated pursuant to Rule 457(o) of the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee.
(2)	Includes shares that the underwriters have the option to purchase to cover over-allotments, if any.

(3)	To be issued to the representatives of the underwriters.

(4)	Pursuant to Rule 457(g) under the Securities Act of 1933, no fee is required to be paid with respect to the Warrants.

(5)	Issuable upon exercise of the Warrants to be issued to the representatives of the underwriters. Pursuant to Rule 416 under the Securities Act of 1933, an indeterminate number of additional shares that may become issuable by virtue of the anti-dilution adjustment provisions of the Warrants are also registered on this registration statement.

(6)	Previously paid.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

      This Amendment No. 5 to Registration Statement on Form S-1 (Registration No. 333-74334) is being filed for the sole purpose of including a signature page and an Index to Exhibits that inadvertently were omitted by Intra-Asia’s financial printer from Amendment No. 4 to Registration Statement on Form S-1 (Registration No. 333-74334) that was filed with the Securities and Exchange Commission on October 23, 2002. The contents of Amendment No. 4 are incorporated by reference into this Amendment No. 5.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution

      The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the American Stock Exchange listing fee.

SEC registration fee	$1,307
NASD filing fee	1,937
American Stock Exchange listing fee	35,000
Representatives’ non-accountable expense allowance	304,000
Blue Sky fees and expenses	15,000
Directors’ and officers’ insurance	35,000
Transfer agent and registrar fees	5,000
Accounting fees and expenses	450,000
Legal fees and expenses	650,000
Printing and engraving expenses	300,000
Miscellaneous expenses	50,000

Total	$1,847,244

Item 14.     Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law permits a corporation to indemnify, subject to the terms and conditions set forth therein, its directors, officers, employees and other agents against expenses, judgments, fines, settlements and other amounts that they may incur in connection with pending, threatened or completed legal actions or proceedings that are based upon their service as directors, officers, employees or other agents of the corporation or that are based upon their service as directors, officers, employees or other agents of other specified entities. Article IV of our bylaws permits us to indemnify our directors, officers, employees and other agents against the expenses, judgments, fines, settlements and other amounts that are described in the preceding sentence. The Delaware General Corporation Law also provides that a corporation is entitled to purchase indemnification insurance on behalf of any such director, officer, employee or agent and to enter into indemnification agreements with such persons.

      We intend to enter into indemnification agreements with our directors and executive officers. The agreements will require us, among other things, to indemnify our directors and executive officers against various liabilities that may arise by reason of their status or service as directors and officers (other than liabilities arising from willful misconduct), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ liability insurance if it is available on reasonable terms.

      Section 18 of the Underwriting Agreement (filed as Exhibit 1.1 to this registration statement) provides for indemnification of our directors and officers against various liabilities.

Item 15.     Recent Sales of Unregistered Securities

      Pursuant to our February 2002 recapitalization, each outstanding share of our nonvoting Class B common stock was exchanged for four shares of our voting Class A common stock, and each outstanding share of our Class A common stock was split into 2,000 shares of common stock. We believe that these stock issuances either did not involve “offers” and “sales” of securities or, if they did, that they were exempt from registration under Section 4(2) of the Securities Act of 1933 as a transaction not involving a public offering and under Section 3(a)(9) of the Securities Act as an exchange by an issuer exclusively with its existing security holders where no commission or other remuneration is paid or given for soliciting the exchange. No underwriters were involved in this transaction, and no consideration was paid to us for the shares that we issued. We have not sold any other securities since January 1, 1999 that were not registered under the Securities Act of 1933.

Item 16.     Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit
Number		Description

1.1		Form of Underwriting Agreement.*
3.1		Amended and Restated Certificate of Incorporation of Intra-Asia Entertainment Corporation.(3)
3.2		Amended and Restated Bylaws of Intra-Asia Entertainment Corporation.(1)
4.1		Specimen common stock certificate of Intra-Asia Entertainment Corporation.(2)
5.1		Opinion of Troy & Gould Professional Corporation with respect to the securities being registered.*
10.1		2001 Stock Incentive Plan of Intra-Asia Entertainment Corporation.(1)
10.2		Employment Agreement dated as of November 1, 2000, between Intra-Asia Entertainment Corporation and Michael B. Demetrios.(1)
10.3		Amendment to Employment Agreement dated as of October 7, 2002 between Intra-Asia Entertainment Corporation and Michael B. Demetrios.
10.4		Form of Indemnification Agreement with directors and executive officers of Intra-Asia Entertainment Corporation.(1)
10.5		Form of Representative’s Warrant to be issued to Westpark Capital, Inc. and I-Bankers Securities, Inc.*
10.6		Joint Venture Agreement dated as of August 17, 1996, among Weifang Neo-Luck (Group) Corporation, a PRC corporation, Jimswood International Inc., a California corporation, and Weicheng International Inc., a California corporation, to establish Weifang Fuhua Amusement Park Co., Ltd., a PRC joint venture.(2)
10.7		Amendment to Joint Venture Agreement dated as of October 18, 1997, between Weifang Neo-Luck (Group) Corporation and Intra-Asia Entertainment Corporation (successor to Jimswood International Inc. and Weicheng International Inc.).(2)
10.8		Amendment to Joint Venture Agreement dated as of April 4, 2002, between Weifang Neo-Luck (Group) Corporation and Intra-Asia Entertainment Corporation.
10.9		Articles of Association of Weifang Fuhua Amusement Park Co., Ltd., dated January 8, 1997.(2)
10.1	0	Agreement on Amendment to Articles of Association of Weifang Fuhua Amusement Park Co., Ltd., dated October 18, 1997.(2)
10.1	1	Land Lease Agreement dated as of October 30, 2000, between Weifang Neo-Luck (Group) Corporation and Weifang Fuhua Amusement Park Co., Ltd.(2)
10.1	2	Amendment to Land Lease Agreement dated as of March 10, 2001, between Weifang Neo-Luck (Group) Corporation and Weifang Fuhua Amusement Park Co., Ltd.(2)
10.1	3	Construction Project Contract dated as of October 7, 2000, between Weifang Fuhua Amusement Park Co., Ltd, and Construction Company No. 1 of Weifang Changda Construction (Group) General Co.(2)
10.1	4	Installation and Finishing Work Agreement for the Water Palace at Weifang Fuhua Amusement Park dated as of March 16, 2001, between Weifang Fuhua Amusement Park Co., Ltd., and the First Construction Project Corporation of Weifang Changda Construction (Group) Corporation.(2)
10.1	5	Capital Loan Agreement dated as of November 15, 1995, between Weifang Fuhua Amusement Park, Co., Ltd., and the Agricultural Bank of China, through the Weifang City Branch, International Department.(2)

Exhibit
Number		Description

10.1	6	Loan Guarantee Agreement dated as of June 12, 1997, among Weifang Fuhua Amusement Park, Co., Ltd. (borrower), Weifang Neo-Luck (Group) Corporation (guarantor) and the Agricultural Bank of China through the Weifang City Branch.(2)
10.1	7	Loan Agreement dated as of February 27, 2001, between Weifang Fuhua Amusement Park Co., Ltd., and the Agricultural Bank of China through the Weifang City Development Zone Branch.(2)
10.1	8	Amended and Restated Loan Agreement dated as of February 4, 2002, between Intra-Asia Entertainment Corporation (borrower) and Weicheng International Inc. (lender).(2)
10.1	9	Loan Agreement dated as of December 21, 2000, between Weifang Fuhua Amusement Park Co., Ltd., and the Agricultural Bank of China through the Business Department of the Weifang City Branch.(2)
10.2	0	Bank of Communications Loan Contract dated as of July 24, 2001, between Weifang Fuhua Amusement Park Co., Ltd., and Bank of Communications through the Weifang Branch.(2)
10.2	1	Loan Agreement dated as of October 9, 2001, between Weifang Fuhua Amusement Park Co., Ltd., and the Agricultural Bank of China through the Weifang City Branch.(2)
10.2	2	Loan Agreement dated as of November 15, 2001, between Weifang Fuhua Amusement Park Co., Ltd., and the Agricultural Bank of China through the Weifang City Branch.(2)
10.2	3	Loan Agreement dated as of November 15, 2001, between Weifang Fuhua Amusement Park Co., Ltd., and the Agricultural Bank of China through the Weifang City Branch.(2)
16.1		Letter from KPMG LLP regarding a change in the independent accountants of Intra-Asia Entertainment Corporation.(1)
21.1		List of the subsidiaries of Intra-Asia Entertainment Corporation.(1)
23.1		Consent of Troy & Gould Professional Corporation (included in the opinion filed as Exhibit 5.1).
23.2		Consent of BDO International.
23.3		Consent of Richard A. Lumpkin to being named as a Director Nominee.(2)
23.4		Consent of William Sims to being named as a Director Nominee.(1)
23.5		Consent of Nabil N. El-Hage to being named as a Director Nominee.(1)
23.6		Consent of King & Wood.
24.1		Powers of Attorney to execute amendments to this Registration Statement (previously filed on November 30, 2001 on the signature page of Intra-Asia Entertainment Corporation’s Registration Statement on Form S-1, Registration No. 333-74334, and incorporated herein by reference).
99.1		Certificate of Michael B. Demetrios regarding the translation of certain exhibits.(3)

*	To be filed by amendment.

(1)	Previously filed on November 30, 2001 as an exhibit to Intra-Asia Entertainment Corporation’s Registration Statement on Form S-1, Registration No. 333-74334, and incorporated herein by reference.

(2)	Previously filed on February 6, 2002 as an exhibit to Intra-Asia Entertainment Corporation’s Amendment No. 1 to Registration Statement on Form S-1, Registration No. 333-74334, and incorporated herein by reference.

(3)	Previously filed on March 13, 2002 as an exhibit to Intra-Asia Entertainment Corporation’s Amendment No. 2 to Registration Statement on Form S-1, Registration No. 333-74334, and incorporated herein by reference.

(b) Financial Statement Schedules

      All financial statement schedules have been omitted from this registration statement because they are not applicable or because the information required by any applicable schedule is included in the consolidated financial statements or the notes thereto.

Item 17.     Undertakings

      (a) We hereby undertake to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

      (b) Insofar as indemnification by us for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will governed by the final adjudication of such issue.

      (c) We hereby undertake that:

1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 5 to Registration Statement No. 333-74334 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on October 24, 2002.

INTRA-ASIA ENTERTAINMENT CORPORATION
By /s/ MICHAEL B. DEMETRIOS

Michael B. Demetrios
President, Chief Executive Officer and
Chairman of the Board of Directors

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to Registration Statement No. 333-74334 has been signed by the following persons in the capacities indicated on October 24, 2002.

Signature	Title

/s/ MICHAEL B. DEMETRIOS Michael B. Demetrios	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ DUO WANG* Duo Wang	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ DAVISSON WU* Davisson Wu	Director

/s/ JUN YIN* Jun Yin	Director

*By: /s/ MICHAEL B. DEMETRIOS Michael B. Demetrios Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit
Number		Description

1.1		Form of Underwriting Agreement.*
3.1		Amended and Restated Certificate of Incorporation of Intra-Asia Entertainment Corporation.(3)
3.2		Amended and Restated Bylaws of Intra-Asia Entertainment Corporation.(1)
4.1		Specimen common stock certificate of Intra-Asia Entertainment Corporation.(2)
5.1		Opinion of Troy & Gould Professional Corporation with respect to the securities being registered.*
10.1		2001 Stock Incentive Plan of Intra-Asia Entertainment Corporation.(1)
10.2		Employment Agreement dated as of November 1, 2000, between Intra-Asia Entertainment Corporation and Michael B. Demetrios.(1)
10.3		Amendment to Employment Agreement dated as of October 7, 2002 between Intra-Asia Entertainment Corporation and Michael B. Demetrios.
10.4		Form of Indemnification Agreement with directors and executive officers of Intra-Asia Entertainment Corporation.(1)
10.5		Form of Representative’s Warrant to be issued to Westpark Capital, Inc. and I-Bankers Securities, Inc.*
10.6		Joint Venture Agreement dated as of August 17, 1996, among Weifang Neo-Luck (Group) Corporation, a PRC corporation, Jimswood International Inc., a California corporation, and Weicheng International Inc., a California corporation, to establish Weifang Fuhua Amusement Park Co., Ltd., a PRC joint venture.(2)
10.7		Amendment to Joint Venture Agreement dated as of October 18, 1997, between Weifang Neo-Luck (Group) Corporation and Intra-Asia Entertainment Corporation (successor to Jimswood International Inc. and Weicheng International Inc.).(2)
10.8		Amendment to Joint Venture Agreement dated as of April 4, 2002, between Weifang Neo-Luck (Group) Corporation and Intra-Asia Entertainment Corporation.
10.9		Articles of Association of Weifang Fuhua Amusement Park Co., Ltd., dated January 8, 1997.(2)
10.1	0	Agreement on Amendment to Articles of Association of Weifang Fuhua Amusement Park Co., Ltd., dated October 18, 1997.(2)
10.1	1	Land Lease Agreement dated as of October 30, 2000, between Weifang Neo-Luck (Group) Corporation and Weifang Fuhua Amusement Park Co., Ltd.(2)
10.1	2	Amendment to Land Lease Agreement dated as of March 10, 2001, between Weifang Neo-Luck (Group) Corporation and Weifang Fuhua Amusement Park Co., Ltd.(2)
10.1	3	Construction Project Contract dated as of October 7, 2000, between Weifang Fuhua Amusement Park Co., Ltd, and Construction Company No. 1 of Weifang Changda Construction (Group) General Co.(2)
10.1	4	Installation and Finishing Work Agreement for the Water Palace at Weifang Fuhua Amusement Park dated as of March 16, 2001, between Weifang Fuhua Amusement Park Co., Ltd., and the First Construction Project Corporation of Weifang Changda Construction (Group) Corporation.(2)
10.1	5	Capital Loan Agreement dated as of November 15, 1995, between Weifang Fuhua Amusement Park, Co., Ltd., and the Agricultural Bank of China, through the Weifang City Branch, International Department.(2)
10.1	6	Loan Guarantee Agreement dated as of June 12, 1997, among Weifang Fuhua Amusement Park, Co., Ltd. (borrower), Weifang Neo-Luck (Group) Corporation (guarantor) and the Agricultural Bank of China through the Weifang City Branch.(2)
10.1	7	Loan Agreement dated as of February 27, 2001, between Weifang Fuhua Amusement Park Co., Ltd., and the Agricultural Bank of China through the Weifang City Development Zone Branch.(2)

Exhibit
Number		Description

10.1	8	Amended and Restated Loan Agreement dated as of February 4, 2002, between Intra-Asia Entertainment Corporation (borrower) and Weicheng International Inc. (lender).(2)
10.1	9	Loan Agreement dated as of December 21, 2000, between Weifang Fuhua Amusement Park Co., Ltd., and the Agricultural Bank of China through the Business Department of the Weifang City Branch.(2)
10.2	0	Bank of Communications Loan Contract dated as of July 24, 2001, between Weifang Fuhua Amusement Park Co., Ltd., and Bank of Communications through the Weifang Branch.(2)
10.2	1	Loan Agreement dated as of October 9, 2001, between Weifang Fuhua Amusement Park Co., Ltd., and the Agricultural Bank of China through the Weifang City Branch.(2)
10.2	2	Loan Agreement dated as of November 15, 2001, between Weifang Fuhua Amusement Park Co., Ltd., and the Agricultural Bank of China through the Weifang City Branch.(2)
10.2	3	Loan Agreement dated as of November 15, 2001, between Weifang Fuhua Amusement Park Co., Ltd., and the Agricultural Bank of China through the Weifang City Branch.(2)
16.1		Letter from KPMG LLP regarding a change in the independent accountants of Intra-Asia Entertainment Corporation.(1)
21.1		List of the subsidiaries of Intra-Asia Entertainment Corporation.(1)
23.1		Consent of Troy & Gould Professional Corporation (included in the opinion filed as Exhibit 5.1).
23.2		Consent of BDO International.
23.3		Consent of Richard A. Lumpkin to being named as a Director Nominee.(2)
23.4		Consent of William Sims to being named as a Director Nominee.(1)
23.5		Consent of Nabil N. El-Hage to being named as a Director Nominee.(1)
23.6		Consent of King & Wood.
24.1		Powers of Attorney to execute amendments to this Registration Statement (previously filed on November 30, 2001 on the signature page of Intra-Asia Entertainment Corporation’s Registration Statement on Form S-1, Registration No. 333-74334, and incorporated herein by reference).
99.1		Certificate of Michael B. Demetrios regarding the translation of certain exhibits.(3)

*	To be filed by amendment.

(1)	Previously filed on November 30, 2001 as an exhibit to Intra-Asia Entertainment Corporation’s Registration Statement on Form S-1, Registration No. 333-74334, and incorporated herein by reference.

(2)	Previously filed on February 6, 2002 as an exhibit to Intra-Asia Entertainment Corporation’s Amendment No. 1 to Registration Statement on Form S-1, Registration No. 333-74334, and incorporated herein by reference.

(3)	Previously filed on March 13, 2002 as an exhibit to Intra-Asia Entertainment Corporation’s Amendment No. 2 to Registration Statement on Form S-1, Registration No. 333-74334, and incorporated herein by reference.